Ex-99.2(H)(1)
                                                              Purchase Agreement


             FIRST AMERICAN MINNESOTA MUNICIPAL INCOME FUND II, INC.

                               1,350,000 Shares*

                                 COMMON STOCK

                              PURCHASE AGREEMENT
                              ------------------

                                                               October 30, 2002


U.S. BANCORP PIPER JAFFRAY INC.
As Representative of the several
   Underwriters named in Schedule I hereto
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota  55402


Ladies and Gentlemen:

          First American Minnesota Municipal Income Fund II, Inc., a Minnesota corporation (the "Company"), proposes to issue and sell 1,350,000 shares of its authorized but unissued Common Stock, par value $0.01 per share (such Common Stock of the Company being herein called the "Common Stock"). The shares of Common Stock to be issued and sold by the Company and purchased by the several Underwriters named in Schedule I hereto (the "Underwriters") are herein collectively called the "Underwritten Stock". The Company also proposes to grant to the Underwriters an option to purchase up to 200,000 additional shares of Common Stock (herein called the "Option Stock" and with the Underwritten Stock herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned. U.S. Bancorp Asset Management, Inc., a Delaware corporation (the "Investment Adviser"), will be the Company's investment adviser.

          The Company and the Investment Adviser hereby confirm the agreements made with respect to the purchase of the Stock by the several Underwriters, for whom you are acting as representative (the "Representative").

          1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has filed with the Securities and Exchange Commission (the "Commission") a notification of registration of the Company as an investment company under the Investment
Company Act of 1940 (the "Investment Company Act") on Form N-8A (the "Notification"). The Company has also filed, in accordance with the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act and the published rules and regulations adopted by the Commission under the

___________________________

* Plus an option to purchase up to 200,000 additional shares to cover over-allotments.

Securities Act (the "Securities Act Rules"), and the Investment Company Act (the "Investment Company Act Rules"), with the Commission a registration statement on Form N-2 (File Nos. 333-98937 and 811-21193), including the related preliminary prospectus and preliminary statement of additional information, relating to the Stock. The Company has furnished you with copies of such registration statement and of all amendments thereto, if any, heretofore filed by the Company with the Commission and of each preliminary prospectus and preliminary statement of additional information filed by the Company with the Commission or used by the Company. The Company will not, on or prior to any Closing Date, as hereinafter defined, file any amendment to the registration statement or make any supplement thereto to which you shall reasonably object in writing after being furnished with a copy thereof.

          The term "Preliminary Prospectus" means any preliminary prospectus (as referred to in Rule 430 or 430A of the Securities Act Rules) and preliminary statement of additional information included at any time as a part of the registration statement. If such registration statement has not become effective, a further amendment (the "Final Amendment") to such registration statement, including the forms of final prospectus and final statement of additional information, necessary to permit such registration statement to become effective will promptly be filed by the Company with the Commission. If such registration statement has become effective, a final prospectus and final statement of additional information (the "Rule 430A Prospectus") containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Securities Act Rules will promptly be filed by the Company with the Commission in accordance with Rule 497(h) of the Securities Act Rules. The registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A, is called the "Registration Statement". The term "Prospectus" means the prospectus and statement of additional information as first filed with the Commission pursuant to Rule 497 of the Securities Act Rules or, if no such filing is required, the forms of final prospectus and final statement of additional information included in the Registration Statement at the Effective Date.

          The Company understands that the Underwriters propose to make a public offering of the Stock, as described in the Prospectus, as soon after the Effective Date (or, if later, after the date this Agreement is executed) as you deem advisable. The Company confirms that the Underwriters and dealers have been authorized to distribute each Preliminary Prospectus and are authorized to distribute the Prospectus and any amendments or supplements thereto.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE INVESTMENT ADVISER. (a) Each of the Company and the Investment Adviser hereby jointly and severally represents and warrants to, and agrees with, the several Underwriters as follows:

              (i) On the Effective Date and the date the Prospectus is first filed with the Commission pursuant to Rule 497 (if required), when any post-effective amendment to the Registration Statement (except any post-effective amendment required by Rule 8b-16 of the Investment Company Act which is filed with the Commission after the later of one year from the date of this Agreement or the date on which the distribution of the Stock is completed) becomes effective or any amendment or supplement to the Prospectus is filed with the Commission and at each Closing Date, the Registration Statement, the Prospectus and any such amendment or supplement and the Notification did or will comply in all material respects with the requirements of the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules. On the Effective Date and when any post-effective amendment to the Registration Statement (except any post-effective amendment required by Rule 8b-16 of the Investment Company Act which is filed with the Commission after the later of one year from the date of this Agreement or the date on which the distribution of the Stock is completed) becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at each Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact and did not or will not omit to state a material fact necessary to make the statements in it, in light of the circumstances under which they were made, not misleading. The foregoing representations do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished in writing to the Company by you, or by any Underwriter through you, expressly for use in the Registration Statement, Prospectus, amendment or supplement. Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any pre-effective amendment thereto complied when so filed in all material respects with the Securities Act Rules and the Investment Company Act Rules, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which its ownership or leasing of property requires such qualification and in which the failure to qualify would have a material adverse effect on its business or operations. The Company has full corporate power and authority to own its assets and conduct its business as described in the Registration Statement.

              (iii) The authorized capital stock of the Company is as described in the Registration Statement and the Prospectus. The capital stock of the Company conforms in all material respects to the description of it in the Prospectus. Proper corporate proceedings have been taken validly to authorize the outstanding shares of such capital stock (including the Stock being issued). All the outstanding shares of such capital stock (including the Stock, when issued, delivered and paid for as provided in this Agreement) have been duly and validly issued and are fully paid and nonassessable, and no holder of the Stock will be subject to personal liability by reason of being such a holder. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive or other similar rights.

              (iv) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Securities Act, the Investment Company Act, the Securities Act Rules and the

       Investment Company Act Rules. There are no contracts or other documents that are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required.

              (v) This Agreement has been duly authorized, executed and delivered by the Company, and includes the provisions (if any) required by, and includes no provisions inconsistent with, any applicable provisions of the Investment Company Act and the Investment Company Act Rules. The Company complies with the condition set forth in Section 10(b)(2) of the Investment Company Act required for it to use, as a principal underwriter of securities issued by it, a person of which a director, officer or employee of it is an interested person (as defined in the Investment Company Act). Assuming the due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws, and except to the extent enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

              (vi) Each of the Advisory Agreement (as defined in the Prospectus), the Administration Agreement (as so defined), the Custody Agreement (as so defined) and the Transfer Agency Agreement (as so defined) (1) has been duly and validly authorized, executed and delivered by the Company, (2) includes the provisions (if any) required by, and includes no provisions inconsistent with, any applicable provisions of the Investment Company Act and the Investment Company Act Rules and (3) constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and to termination under the Investment Company Act.

              (vii) None of (1) the execution and delivery of this Agreement, the Advisory Agreement, the Administration Agreement, the Custody Agreement or the Transfer Agency Agreement by the Company, (2) the issue and sale by the Company of the Stock sold by the Company as contemplated by this Agreement or (3) the consummation by the Company of the other transactions contemplated by such agreements conflicts with, or results in a breach of, the Articles of Incorporation or By-laws of the Company or any agreement or instrument to which the Company is a party or by which the Company is bound, any law or regulation or any order or regulation of any court, governmental instrumentality or arbitrator.

              (viii) The Company is not currently in breach of, or in default under, any agreement or instrument to which it is party or by which it or its property is bound or affected.

              (ix) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

              (x) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, the Advisory Agreement, the Administration Agreement, the Custody Agreement or the Transfer Agency Agreement, except such as have been obtained under the Securities Act, the Investment Company Act, the Commodities Exchange Act, the Securities Act Rules and the Investment Company Act Rules and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters.

              (xi) The Stock will, on the First Closing Date (as herein defined), be duly authorized for listing, subject to official notice of issuance, on the American Stock Exchange.

              (xii) The Company is duly registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company, and all required action has been taken by the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Stock provided in this Agreement.

              (xiii) Ernst & Young LLP, whose report appears in the Prospectus, are independent public accountants with respect to the Company, as required by the Securities Act, the Securities Act Rules, the Investment Company Act and the Investment Company Rules.

              (xiv) The statement of assets and liabilities of the Company included in the Registration Statement and the Prospectus presents fairly the financial position of the Company as at the date indicated and said statement has been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

              (xv) Since the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company or the Investment Adviser, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company which are material to the Company other than those in the ordinary course of business and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (xvi) The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus.

              (xvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Investment Adviser, threatened, against or affecting, the Company or the Investment Adviser which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Company or the Investment Adviser; and there are no material contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the Securities Act, the Investment Company Act or by the Securities Act Rules and the Investment Company Act Rules which have not been so filed.

              (xviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the investment policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Investment Company Act Rules; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States applied on a consistent basis and to maintain accountability for assets and to maintain compliance with the books and records requirements under the Investment Company Act and the Investment Company Act Rules; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xix) Except as stated in this Agreement and in the Prospectus (and any amendment or supplement thereto), neither the Company nor the Investment Adviser has taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities issued by the Company to facilitate the sale or resale of the Stock, and neither the Company nor the Investment Adviser is aware of any such action taken or to be taken by any of their respective affiliates who are not underwriters or dealers participating in the offering of the Stock.

              (xx)  All  advertising,  sales  literature  or  other  promotional material (including "prospectus wrappers") intended for public distribution and authorized, approved or prepared by the Company or the Investment Adviser for use in connection with the marketing or the offering and sale of the Stock (collectively, "Sales Material") complied and complies in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the Securities Act Rules, the Investment Company Act Rules and the rules and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and no such Sales Material, when read together with the Prospectus, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No advertising, sales literature or other promotional material (including "broker kits", "road show slides" and "road show scripts") not intended for public distribution and authorized in writing by or prepared by the Company or the Investment Adviser for use in connection with the offering and sale of the Stock was or is, when read together with the Prospectus, materially false or misleading. The representations contained in this paragraph (xx) do not apply to any statement in the Sales Material to the effect that U.S. Bancorp Piper Jaffray is acting as the lead underwriter in connection with the offering of the Stock contemplated hereto, which statement has been made in reliance upon and in conformity with information relating to the Underwriters furnished in writing to the Company by you expressly for use in the Sales Material.

              (xxi) The Company is, and intends to be, in full compliance with the provisions applicable to it of the Sarbanes-Oxley Act of 2002, including but not limited to the requirement to maintain disclosure controls and procedures designed to ensure that information required to be disclosed in the reports that the Company files or submits under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Investment Company Act will be recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms.

      (b) The Investment Adviser also represents to the several Underwriters as follows:

              (i) The Investment Adviser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and in good standing in each other jurisdiction in which its ownership or leasing of property or its conduct of business requires such qualification and in which the failure to qualify would have a material adverse effect on the business or operations of the Investment Adviser and has full corporate power and authority to conduct its business as described in the Registration Statement.

              (ii) The Investment Adviser is duly registered with the Commission under the Investment Advisers Act of 1940 (the "Advisers Act") as an investment adviser and is not prohibited under the Advisers Act, the Investment Company Act, the published rules and regulations adopted by the Commission under the Advisers Act (the "Advisers Act Rules") or the Investment Company Act Rules from acting as investment adviser for the Company or otherwise under the Advisory Agreement as contemplated by the Prospectus.

              (iii) This Agreement has been duly and validly authorized, executed and delivered by the Investment Adviser, includes the provisions (if any) required by, and includes no provisions inconsistent with, any applicable provisions of the Investment Company Act and the Investment Company Act Rules, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and legally binding agreement of the Investment Adviser, enforceable against the Investment Adviser in accordance with its terms, except as rights to indemnity or contribution hereunder may be limited by federal or state securities laws, and except to the extent enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

              (iv) Each of the Advisory Agreement and the Administration Agreement has been duly and validly authorized, executed and delivered by the Investment Adviser, includes the provisions (if any) required by, and includes no provisions inconsistent with, any applicable provisions of the Investment Company Act, and the Investment Company Act Rules, and constitutes a legal, valid and binding obligation of the Investment Adviser enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and to termination under the Investment Company Act.

              (v) No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement or the Advisory Agreement.

              (vi) Neither the execution and delivery of this Agreement or the Advisory Agreement nor the consummation by the Investment Adviser of the transactions contemplated by this Agreement or the Advisory Agreement conflicts with, or results in a breach of, the Certificate of Incorporation or By-laws of the Investment Adviser or any agreement or instrument to which the Investment Adviser is a party or by which the
       Investment Adviser is bound, any law, rule, regulation or any order of any court, governmental instrumentality, securities exchange or association or arbitrator.

              (vii) The description of the Investment Adviser in the Prospectus complies with the requirements of the Securities Act, the Investment Company Act and the Advisers Act and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated in it or necessary in order to make the statements in it not misleading.

          3. PURCHASE OF THE STOCK BY THE UNDERWRITERS. (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 1,350,000 shares of the Underwritten Stock to the several Underwriters, and each Underwriter agrees to purchase from the Company such number of shares of Underwritten Stock. The initial public offering price of the Underwritten Stock shall be $15.00 per share. The purchase price at which all shares of Underwritten Stock shall be sold by the Company and purchased by the Underwriters shall be $14.325 per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in
Section 9 hereof, the agreement of each Underwriter is to purchase only the respective number of shares of Underwritten Stock specified in Schedule I.

          (b) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase up to 200,000 shares in the aggregate of the Option Stock from the Company, which shall be authorized but unissued shares of Common Stock, at the same purchase price per share as the Underwriters shall pay for the Underwritten Stock. Such option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters. Such option may be exercised in whole or in part at any time (but not more than once) within 30 days after the date of this Agreement upon written notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates are to be delivered, such time (which, unless otherwise determined by you and the Company, shall not be earlier than four nor later than seven full business days after the exercise of such option) being herein called the "Second Closing Date".

          (c) It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Stock to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

          4. OFFERING BY THE UNDERWRITERS. (a) The terms of the initial public offering by the several Underwriters of the Stock to be purchased by the several Underwriters shall be as set forth in the Prospectus. The Underwriters may from time to time decrease the public offering price and increase or decrease the concessions and discounts to dealers as it may determine.

          (b) The information set forth under "Underwriting" in any Preliminary Prospectus or in the Prospectus relating to the Stock proposed to be filed by the Company (insofar as such information relates to the Underwriters) constitutes information furnished by you, or by any Underwriter through you, to the Company for inclusion therein, and each Underwriter represents and warrants to the Company that the statements made therein are correct in all material respects.

          5. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of certificates for the shares of the Underwritten Stock shall be made to you for the accounts of the several Underwriters at the offices of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, at 9:00 a.m., Central time, on the third full business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by you and the Company. The date and hour of such delivery, and of payment therefor as provided in the following two sentences, are herein called the First Closing Date. Payment for the Underwritten Stock purchased from the Company shall be made to the Company or its order by wire transfer of same day funds to a bank account designated by the Company. Such payment shall be made upon delivery of certificates for such Underwritten Stock to you for the accounts of the several Underwriters against receipt therefor signed by you. Upon exercise of the option as provided in Section 3(b) hereof, the Company will deliver certificates for the Option Stock being purchased to you on the Second Closing Date against payment of the purchase price therefor by wire transfer of same day funds to a bank account designated by the Company. The certificates for the Underwritten Stock and the Option Stock, respectively, shall be registered in such name or names and shall be in such denominations as you, at least two business days before the First Closing Date and the Second Closing Date, respectively, may request, and will be made available to the Underwriter for inspection, checking and packaging at the offices of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, not less than one full business day prior to the First Closing Date and the Second Closing Date, respectively. If you so elect, delivery of the Underwritten Stock or the Option Stock may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

          6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

          (a) If the Registration Statement has not yet become effective, the Company will promptly file the Final Amendment with the Commission, will use its best efforts to cause the Registration Statement to become effective and, as soon as the Company is advised, will advise you when the Registration Statement or any amendment thereto has become effective. If the Registration Statement has become effective, the Company will file the 430A Prospectus as promptly as practicable, but no later than the second business day following the date of this Agreement, and will provide you satisfactory evidence of the filing. The Company will not file any prospectus or any other amendment (except any post-effective amendment required by Rule 8b-16 of the Investment Company Act which is filed with the Commission after the later of one year from the date of this Agreement or the date on which the distribution of the Stock is completed) or supplement to the Registration Statement or Prospectus unless a copy has first been submitted to you within a reasonable time before its filing and you shall not have reasonably objected to it within a reasonable time after receiving the copy, and the Company will not utilize or distribute any Sales Material unless a copy has first been submitted to you within a reasonable time before its utilization or distribution and you shall not have reasonably objected to it within a reasonable time after receiving the copy.

          (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, (1) of the issuance by the Commission of any order in respect of the Company, or in respect of the Investment Adviser which relates to the Company, (2) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Stock for sale in any jurisdiction or the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement and (3) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Notification, any Preliminary Prospectus, the Prospectus or to the transactions contemplated by this Agreement. The Company will make every reasonable effort to prevent the issuance of a stop order suspending the effectiveness of the Registration Statement and, if any such stop order is issued, to obtain its lifting as soon as possible.

          (c) The Company will furnish to the Underwriters and counsel for the Underwriters three signed copies of the Registration Statement and the Notification and any amendments (except any post-effective amendment required by Rule 8b-16 of the Investment Company Act which is filed with the Commission after the later of one year from the date of this Agreement or the date on which the distribution of the Stock is completed) to either of them (including all exhibits filed with any such document) and as many conformed copies of the

Registration Statement and of any amendments and supplements (except any post-effective amendment required by Rule 8b-16 of the Investment Company Act which is filed with the Commission after the later of one year from the date of this Agreement or the date on which the distribution of the Stock is completed) to such documents as you may from time to time reasonably request.

          (d) During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Company will furnish to the Underwriters and any dealers who may so request in writing, as many copies of the Prospectus as may from time to time be reasonably requested, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Investment Company Act, the Securities Act Rules or the Investment Company Act Rules, the Company will promptly prepare, submit to you, file with the Commission and furnish to the Underwriters and to any dealers (whose names and addresses you will furnish to the Company) to whom Stock may have been sold by you, and to other dealers upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading in any material respect and will comply with the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 11.

          (e) The Company will make generally available to the Company's security holders, as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement of the Company, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Rules, and will advise you in writing when such statement has been so made available.

          (f) The Company will take such actions, if any, as you reasonably request in order to qualify the Stock for offer and sale under the securities or "blue sky" laws of such jurisdictions as you reasonably designate.

          (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(b) hereof or is terminated, will pay or cause to be paid (1) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Stock, (2) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including all amendments, schedules and exhibits thereto), the Stock, each Preliminary Prospectus, the Prospectus and any amendment thereof or supplement thereto, and the printing, delivery and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (3) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Stock for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate or are necessary to distribute the Stock, (4) the fees and expenses of any transfer agent or registrar, (5) the filing fees incident to any required review by the NASD of the terms and sale of the Stock, (6) listing fees, if any, and (7) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Stock provided for herein is not consummated by reason of action by the Company pursuant to Section 10(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, or because this Agreement is terminated pursuant to Section 12 hereof, the Company or the Investment Adviser will reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Stock or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

          (h) Without your prior written consent, the Company will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or register with the Commission, or announce an offering of, any equity securities of the Company, within 180 days after the Effective Date, except for the Stock and as otherwise contemplated in the Prospectus with respect to the offering of shares of preferred stock of the Company.

          (i) The Company will use its best efforts to obtain the approval of the Stock for listing on the American Stock Exchange.

          (j) The Company will use the net proceeds received by it from the sale of the Stock in the manner specified in the Prospectus under "Use of Proceeds."

          7. INDEMNIFICATION AND CONTRIBUTION. (a) Each of the Company and the Investment Adviser, jointly and severally, agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other Federal or state statutory law or regulation or the common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and the Investment Adviser), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A of the Securities Act Rules, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Sales Material, including any roadshow or investor presentations made to investors by the Company or the Investment Adviser (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with the investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company and the Investment Adviser shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Sales Material, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof and, provided further, that with respect to any actual or alleged untrue statement made in or omission from any Preliminary Prospectus which is eliminated or remedied in the Prospectus, the indemnity agreement of the Company and the Investment Adviser contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that any such loss, claim, damage or liability results from the fact that such Underwriter sold Stock to a person to whom such Underwriter shall have failed to send or give, at or prior to the written confirmation of the sale of such Stock, a copy of the Prospectus, unless such failure to deliver the Prospectus was the result of noncompliance by the Company with Section 6(d) hereof.

          In addition to its obligations under this Section 7(a), the Company and the Investment Adviser agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in the Section 7(a), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Investment Adviser's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction; provided, however, that any such reimbursement shall be made only to the extent it may be made consistent with any publicly-announced position of the Commission or its staff with respect to advancement of such legal fees and other expenses. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank, N.A. (the "Prime Rate"). Any such reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company or the Investment Adviser may otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Company and the Investment Adviser against any losses, claims, damages or liabilities to which the Company or the Investment Adviser may become subject, under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other Federal or state statutory law or regulation or the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company and the Investment Adviser for any legal or other expenses reasonably incurred by the Company or the Investment Adviser in connection with investigating or defending against any such loss, claim, damage, liability or action.

          (c) Promptly  after receipt by an indemnified  party under  subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, counsel for the indemnified party or parties shall be entitled to conduct the defense of the indemnified party or parties and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party or parties. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 7 to which it has not agreed in writing.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investment Adviser on the one hand and the Underwriters on the other hand from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relatively benefits referred to in clause (i) above but also to the relative fault of the Company and the Investment Adviser on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Investment Adviser on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock (before deducting expenses) received by the Company bear to the total underwriting commissions or sales load received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Company and the Investment Adviser on the one hand or the Underwriters on the other hand and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company and the Investment Adviser under this Section 7 shall be in addition to any liability which the Company or the Investment Adviser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective

Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or the Investment Adviser within the meaning of the Securities Act.

          (f) The Underwriters severally confirm and the Company and the Investment Adviser acknowledge that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the statements with respect to stabilization transactions appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company and the Investment Adviser contained herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Investment Adviser contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or the Investment Adviser or any of their respective officers, directors or controlling persons and shall survive delivery of, and payment for, the Stock to and by the Underwriters hereunder.

          9. SUBSTITUTION OF UNDERWRITERS.

          (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Underwritten Stock agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Underwritten Stock in accordance with the terms hereof, and the amount of Underwritten Stock not purchased does not aggregate more than 10% of the total amount of Underwritten Stock set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Underwritten Stock that the withdrawing or defaulting Underwriters agreed but failed to purchase.

          (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Underwritten Stock agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Underwritten Stock in accordance with the terms hereof, and the amount of Underwritten Stock not purchased aggregates more than 10% of the total amount of Underwritten Stock set forth in
Schedule I hereto, and arrangements satisfactory to you for the purchase of such Underwritten Stock by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 6(g) and Section 7 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Underwritten Stock agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 7 hereof).

          If Underwritten Stock to which a default relates is to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangement, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9.

          10. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

          (a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective time of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Stock for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Stock for sale to the public. For the purpose of this Section 10, the Stock shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing the commencement of the offering of the Stock for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representative of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 6(g) and Section 7 hereof shall at all times be effective.

          (b) You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in
Section 3(b), if exercised, may be canceled at any time prior to the Second Closing Date , if (1) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (2) any other condition of the Underwriters' obligations hereunder is not fulfilled, (3) trading on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (4) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices of securities shall have been required, on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (5) a banking moratorium shall have been declared by federal or state authorities, or (6) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(g) and Section 7 hereof shall at all times be effective.

          (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company and the Investment Adviser shall be notified promptly by you by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by telephone, confirmed by letter.

          11. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriter to purchase and pay for the Underwritten Stock on the First Closing Date and the Option Stock on the Second Closing Date shall be subject to the accuracy of, and compliance with, all representations, warranties and agreements of the Company and the Investment Adviser contained herein and the performance by the Company and the Investment Adviser of all of their respective obligations to be performed hereunder at or prior to such applicable Closing Date and to the following further conditions:

          (a) The Registration Statement must have become effective not later than 5:00 p.m., Central time, on the date of this Agreement or such later date and time as you consent to in writing. If required, the Prospectus must have been filed in accordance with Rule 497(b) or (h) of the Securities Act Rules.

          (b) No stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued and no proceedings for such purpose may be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or Prospectus or otherwise) must be complied with to your reasonable satisfaction.

          (c) You, as Representative of the several Underwriters, shall have received from Sidley Austin Brown & Wood, your counsel, an opinion addressed to you and dated such Closing Date with respect to the Company, the Stock, the Registration Statement and Prospectus, this Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the Stock and other related matters as you reasonably may request. Such opinion shall be satisfactory in all respects to you. The Company and the Investment Adviser shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to render such opinion.

          (d) You, as Representative of the several Underwriters, shall also have received from Steven Lentz, Esq., an opinion, addressed to you and dated such Closing Date, substantially in the form of Appendix A to this Agreement.

          (e) You, as Representative of the several Underwriters, shall have received from Dorsey & Whitney LLP, counsel for the Company, an opinion, addressed to you and dated such Closing Date, substantially in the form of Appendix B to this Agreement.

          (f) Since the dates as of which information is given in the Registration Statement and Prospectus, (1) there must not have been any material change in the capital stock or liabilities of the Company and its subsidiaries,
(2) there must not have been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus, (3) the Company must not have sustained any material loss or interference with its business from any court or legislative or other governmental action, order or decree, or any other occurrence, not described in the Prospectus, and (4) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Prospectus or that is not reflected in the Prospectus but should be reflected in it in order to make the statements or information in it not misleading in any material respect, if, in your judgment, any such development referred to in clause (1), (2), (3) or (4) makes it impractical or inadvisable to offer or deliver the Stock on the terms and in the manner contemplated in the Prospectus.

          (g) You, as Representative of the several Underwriters, must have received on the date of this Agreement certificates, dated such date, of the chief executive or operating officer and the chief financial or accounting officer of each of the Company and the Investment Adviser certifying that (1) such officers have carefully examined the Registration Statement, the Prospectus and this Agreement, (2) the representations of the Company and the Investment Adviser in this Agreement are accurate on and as of the date of the certificate,
(3) there has not been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus, and (4) to the knowledge of such officers, no actions to delay the effectiveness of the Registration Statement, to prohibit the sale of the Stock or having or which may have any material adverse effect on the Company or the Investment Adviser have been taken or threatened by the Commission. You, as Representative of the several Underwriters, must receive on each Closing Date certificates, dated such Closing Date, of such officers certifying to the effect set forth in (1), (2), and (3) above and that (1) to the knowledge of such officers, no stop order suspending the effectiveness of the Registration Statement, prohibiting the sale of the Stock or having a material adverse effect on the Investment Adviser has been issued and no proceedings for any such purpose are pending before or threatened by the Commission and (2) each of the Company and the Investment Adviser has performed all agreements that this Agreement requires it to perform by such Closing Date.

          (h) You, as Representative of the several Underwriters, must receive by 1:00 p.m., Central time, on the date that this Agreement is signed and delivered by you a signed letter, dated such date and addressed to the Underwriter, substantially in the form of Appendix C to this Agreement from Ernst & Young LLP. You, as Representative of the several Underwriters, must also receive on each Closing Date a signed letter from such accountants, dated such Closing Date, confirming on the basis of a review in accordance with the procedures set forth in their earlier letter that nothing has come to their attention during the period from a date not more than three business days before the date of this Agreement, specified in the letter, to a date not more than three business days before such Closing Date that would require any change in their letter referred to in the foregoing sentence.

          (i) The representations and warranties of the Company and the Investment Adviser herein and the statements made by the Company or the Investment Adviser or any of their respective officers in any certificate delivered to you or counsel for the Underwriters pursuant to this Agreement shall be true and correct in all material respects as of each Closing Date.

          (j) You, as Representative of the several Underwriters, shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several states, or other evidence satisfactory to you, of the qualifications referred to in paragraph (f) of Section 6 hereof.

          All the opinions, certificates, letters or other documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if you and Sidley Austin Brown & Wood, counsel for the several Underwriters, shall be satisfied that they comply in form.

          12. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, and (b) no stop order suspending the effectiveness thereof or any amendment thereof shall have been issued, and no proceedings therefor shall be pending or threatened by the Commission at the First Closing Date. In case any of the conditions specified in this Section 12 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you.

          13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Investment Adviser, each Underwriter and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of such Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

          14. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed or delivered (i) if to the Underwriters, to the Representative c/o U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402; except that notices given to an Underwriter pursuant to Section 7 hereof shall be sent to such Underwriter at the address stated in the Underwriters' Questionnaire furnished by such Underwriter in connection with this offering; (ii) if to the Company, to: First American Minnesota Municipal Income Fund II, Inc., c/o U.S. Bancorp Asset Management, Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402; and (iii) if to the Investment Adviser, to: U.S. Bancorp Asset Management, Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402.

          15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

          Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Investment Adviser and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    FIRST AMERICAN MINNESOTA MUNICIPAL
                                    INCOME FUND II, INC.


                                    By:    /s/ Jeffrey M. Wilson
                                         ---------------------------------------
                                           Jeffrey M. Wilson
                                           Vice President, Administration


                                    U.S. BANCORP ASSET MANAGEMENT, INC.


                                    By:    /s/ Robert H. Nelson
                                         ---------------------------------------
                                           Robert H. Nelson
                                           Chief Operating Officer


Confirmed as of the date first
above mentioned, on behalf of
itself and the other several
Underwriters named in Schedule I
hereto.

U.S. BANCORP PIPER JAFFRAY INC.


By:   /s/ Joyce Nelson Schuette
    -----------------------------------------
      Joyce Nelson Schuette
      Managing Director

                                   SCHEDULE I


                                                        Number of shares of
Underwriter                                             Underwritten Stock(1)
-----------                                             ---------------------

U.S. Bancorp Piper Jaffray Inc.                               573,750
RBC Dain Rauscher Inc.                                        573,750
A.G. Edwards & Sons, Inc.                                      30,375
Prudential Securities Incorporated                             30,375
UBS Warburg LLC                                                30,375
Wachovia Securities, Inc.                                      30,375
Wells Fargo Securities, LLC.                                   30,375
Robert W. Baird & Co. Incorporated                             16,875
William Blair & Company, L.L.C.                                16,875
Stifel, Nicolaus & Company, Incorporated                       16,875
                                                     ---------------------------
TOTAL ..............................................        1,350,000
                                                     ===========================

-------------

(1) The Underwriters may purchase up to an additional 200,000 shares of Option Stock, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

                                   APPENDIX A

                          OPINION OF STEVEN LENTZ, ESQ.

          1. The Investment Adviser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement.

          2. The Investment Adviser is duly registered with the Commission under the Advisers Act as an investment adviser and, to my knowledge, is not prohibited under the Advisers Act, the Investment Company Act, the Advisers Act Rules or the Investment Company Act Rules from acting as investment adviser or otherwise under the Advisory Agreement for the Company as contemplated by the Prospectus.

          3. The Agreement has been duly and validly authorized, executed and delivered by the Investment Adviser, and includes the provisions (if any) relating to the Investment Adviser required by, and includes no provisions relating to the Investment Adviser inconsistent with, any applicable provisions of the Investment Company Act and the Investment Company Act Rules.

          4. Each of the Advisory Agreement and the Administration Agreement (as defined in the Prospectus) has been duly and validly authorized, executed and delivered by the Investment Adviser, includes the provisions (if any) required by, and includes no provisions inconsistent with, any applicable provisions of the Investment Company Act and the Investment Company Act Rules, and constitutes a legal, valid and binding obligation of the Investment Adviser enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and to termination under the Investment Company Act.

          5. No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association which has not been obtained is required for the consummation by the Investment Adviser of the transactions contemplated in the Agreement or the Advisory Agreement.

          6. Neither the execution and delivery of the Agreement or the Advisory Agreement nor the consummation by the Investment Adviser of the transactions contemplated by the Agreement or the Advisory Agreement conflicts with, or results in a breach of, the Certificate of Incorporation or By-laws of the Investment Adviser or, to my knowledge, any material agreement or instrument known to me to which the Investment Adviser is a party or by which the Investment Adviser is bound, any law, rule, regulation or, so far as is known to me, any order of any court, governmental instrumentality, securities exchange or association or arbitrator.

          7. No fact has come to my attention which has caused me to believe that the description of the Investment Adviser in the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated in it or necessary in order to make the statements in it, in light of the circumstances under which they were made, not misleading (except as to any financial statements, financial data or statistical data included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto, as to which I express no opinion).

          The reasonableness of the level of the fees payable under the Agreement, the Advisory Agreement and the Administration Agreement is a question of fact, and in rendering the opinions in paragraphs 4 and 6 above, counsel will not be required to express any opinion thereon.

          In rendering the foregoing opinions, counsel may rely as to matters of fact to the extent deemed proper, on certificates of responsible officers of the Company and the Investment Adviser and of public officials.

          In rendering the opinions included in paragraph 3 above, counsel may rely upon the opinion of Dorsey & Whitney LLP as to compliance by the Company with Section 10(b)(2) of the Investment Company Act.

                                   APPENDIX B

                         OPINION OF DORSEY & WHITNEY LLP


          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota The Company has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

          2. The authorized capital stock of the Company is as described in the Registration Statement and the Prospectus. The capital stock of the Company conforms in all material respects to the description of it in the Prospectus. Proper corporate proceedings have been taken validly to authorize the outstanding shares of such capital stock (including the Stock being issued). All the outstanding shares of such capital stock (including the Stock, when issued, delivered and paid for as provided in the Agreement) have been duly and validly issued and are fully paid and nonassessable, and no holder of the Stock will be subject to personal liability by reason of being such a holder. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive or other similar rights.

          3. The Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect, and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission. Any required filing of the Prospectus or any supplements thereto have been made in accordance with Rule 497 of the Securities Act Rules.

          4. The Registration Statement and the Prospectus (except as to any financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules.

          5. To the best of our knowledge, there are no franchises, contracts or other documents of the Company or any pending or threatened proceedings, legal or otherwise, before any court, governmental body or arbitrator, relating to the Company, that are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement and that are not adequately described or filed as required.

          6. The Company has full corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company, and includes the provisions (if any) required by, and includes no provisions inconsistent with, any applicable provisions of the Investment Company Act and the Investment Company Act Rules. The Company complies with the condition set forth in Section 10(b)(2) of the Investment Company Act for using, as a principal underwriter of securities issued by it, a person of which a director, officer or employee of it is an interested person (as defined in the Investment Company Act).

          7. Each of the Advisory Agreement, the Administration Agreement (as defined in the Prospectus), the Custody Agreement (as so defined) and the Transfer Agency Agreement (as so defined) (i) has been duly and validly authorized, executed and delivered by the Company, (ii) includes the provisions (if any) required by, and includes no provisions inconsistent with, any applicable provisions of the Investment Company Act and the Investment Company Act Rules and (iii) constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent
enforceability  may  be  limited  by  applicable   bankruptcy,   reorganization,
insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and to termination under the Investment Company Act.

          8. None of (i) the execution and delivery of the Agreement, the Advisory Agreement, the Administration Agreement, the Custody Agreement or the Transfer Agency Agreement, (ii) the issue and sale by the Company of the Stock sold by the Company as contemplated by the Agreement or (iii) the consummation by the Company of the other transactions contemplated by such agreements conflicts with, or results in a breach of, the Articles of Incorporation or By-laws of the Company or any agreement or instrument known to us to which the Company is a party or by which the Company is bound, any law or regulation or, so far as is known to us, any order or regulation of any court, governmental instrumentality or arbitrator.

          9. To the best of our knowledge, the Company is not currently in breach of, or in default under, any material written agreement or instrument to which it is party or by which it or its property is bound or affected.

          10. To the best of our knowledge, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

          11. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated in the Agreement, the Advisory Agreement, the Administration Agreement, the Custody Agreement or the Transfer Agency Agreement, except such as have been obtained under the Securities Act, the Investment Company Act, the Commodity Exchange Act, the Securities Act Rules and the Investment Company Act Rules and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters.

          12. The Stock has been approved for listing on the American Stock Exchange.

          13. The Company is duly registered with the Commission under the Investment Company Act as a closed-end non-diversified management investment company, and all required action has been taken by the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Stock provided in the Agreement.

          14. The statements in the Prospectus under the heading "Taxation", as qualified therein, insofar as they constitute statements of law or legal conclusions as to the likely outcome of material issues under the Federal income tax laws affecting shareholders of the Company, are accurate and provide a fair summary of such law or conclusions.

          15. No fact has come to our attention which has caused us to believe that the description of the Company set forth in the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated in it or necessary in order to make the statements in it, in light of the circumstances under which they were made, not misleading (except as to any financial statements, financial data, statistical data and supporting schedules included or incorporated by reference in the Registration Statement or the Prospectus, or any amendments or supplements thereto, as to which we express no opinion).

          In rendering the foregoing opinions, Dorsey & Whitney LLP may rely (i) as to matters involving the application of laws of any jurisdiction other than the State of Minnesota, the General Corporation Law of the State of Delaware or the United States, to the extent they deem proper and specify in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter and (ii) as to matters of fact to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

          The reasonableness of the level of fees payable under the Agreement, the Advisory Agreement, the Administration Agreement and the Custody Agreement is a question of fact, and in rendering the opinion in paragraphs 6, 7 and 8 above, Dorsey & Whitney LLP will not be required to express any opinion thereon.

                                   APPENDIX C


                           LETTER OF ERNST & YOUNG LLP










                                       C-1